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                                STOCKHOLDER AGREEMENT

         Agreement dated as of __________, 1996 among Glenn Kaplan, Wayne Kaplan and Evan Kaplan (each, a "Stockholder" and, collectively the "Stockholders") and Kapson Senior Quarters Corp. (the "Corporation").

         Each of the Stockholders currently owns the number of shares of the Common Stock, par value $.01 (the "Common Stock"), of the Corporation set forth opposite the name of that Stockholder on Schedule A to this Agreement. The parties desire to make certain arrangements, which they agree are reasonable, relating to the shares of Common Stock now held or hereafter acquired by the Stockholders.

         It is therefore agreed as follows:

         1.   RESTRICTIONS ON TRANSFER OF SHARES; PERMITTED TRANSFERS.

              1.1  TRANSFERS TO BE MADE ONLY AS PERMITTED BY THIS AGREEMENT.

              (a) None of the Stockholders may sell, assign or grant an option with respect to (collectively, "transfer") any shares of Common Stock presently owned or hereafter acquired by him, including by operation of law, except as specifically permitted or required by the provisions of this Agreement or

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pursuant to the prior written consent of the remaining Stockholders or
Stockholder then living (which consent may be withheld in their or his discretion), and any purported transfer or encumbrance of any shares of Common Stock in violation of this Agreement shall be void and shall not be recognized by the Corporation. No Family Transferee (as defined in Section 2.1(d)) may transfer any shares of Common Stock that were acquired by such Family Transferee either in accordance with or in violation of this Agreement, including shares acquired as a dividend on, or otherwise in respect of, shares of Common Stock so acquired (collectively, the "Transferee Shares") except as specifically permitted or required by the provisions of this Agreement or pursuant to the prior written consent of the then living Stockholders (which consent may be withheld in the discretion of such Stockholders). No pledge of Common Stock by any Stockholder or Family Transferee shall be made without the written consent of the remaining Stockholders unless pledgee agrees in writing to be bound by the provisions of this Agreement, including, without limitation, the provisions granting right of first refusal to the other Stockholders.

              (b) None of the Stockholders may transfer any shares of Common Stock during the six month period following the Initial Public Offering of shares of the Corporation without the written consent of all of the remaining Stockholders.

              (c) Notwithstanding anything in this Agreement to the contrary, neither (i) the sale by any of the Stockholders of


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shares of Common Stock to the underwriters of the Corporation's initial public offering pursuant to the exercise by such underwriters of their over-allotment option nor (ii) the shares of Common Stock so sold shall be subject to this Agreement.

              1.2 LEGEND ON CERTIFICATES. All certificates representing shares of Common Stock held by a Stockholder or Family Transferee shall bear a legend substantially as follows:

              "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that registration is not required under that Act.

              "Transfer of the shares represented by this certificate is restricted by an agreement dated ________________, 1996, a copy of which is on file at the office of the Corporation. Any purported transfer in violation of that agreement is void and will not be recognized by the Corporation's transfer agent."

         2.   PERMITTED TRANSFERS OF SHARES.

              2.1  TRANSFERS TO FAMILY TRANSFEREES.

              (a) A Stockholder may transfer shares of Common Stock to a Family Transferee or another Stockholder, whether such transfer is for or without consideration. If a Stockholder dies and his shares of Common Stock are transferred by testamentary bequest or by operation of the laws of descent and distribution


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to any person other than a Family Transferee or another Stockholder, the transfer of such shares of Common Stock shall nevertheless be deemed a valid transfer under this Section 2.1(a) if such shares are transferred, whether for or without consideration, to a Family Transferee or another Stockholder within 90 days (or such longer period as the parties hereto other than the Corporation may agree in writing) after the death of such Stockholder. Pending the transfer of such shares during the foregoing 90 day period, and thereafter, if such shares are not transferred within such period to a Family Transferee, the person to whom such shares were transferred by testamentary bequest or by operation of the laws of descent and distribution shall be deemed to be bound by all of the terms and conditions of this Agreement as if such person were a Family Transferee of the deceased Stockholder. The remaining Stockholders or Stockholder (as the case may be) then living shall each have the irrevocable option, but not the obligation, for a period of 30 days commencing at the end of the foregoing 90 day period, to purchase, upon written notice: (i) any of such shares of Common Stock that have not been transferred to a Family Transferee or another Stockholder within such foregoing period, and (ii) any of such shares of Common Stock from any Family Transferee, if such Family Transferee has not agreed in writing, either prior to or within the foregoing 90 day period, to be bound by all the terms and conditions of this Agreement as a Family Transferee of the deceased Stockholder. If such Stockholders elect to exercise their respective options, in the aggregate, with respect to a


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greater number of shares than are subject to such options, the number of shares subject to each Stockholder's notice of exercise shall be deemed to be reduced proportionately.

              (b) A Family Transferee of a Stockholder may transfer Transferee Shares to such Stockholder or to any other Family Transferee of such Stockholder (an "Eligible Family Transferee"), whether such transfer is for or without consideration. If a Family Transferee dies and such Family Transferee's Transferee Shares are transferred by testamentary bequest or by operation of the laws of descent and distribution to any person other than such Stockholder or an Eligible Family Transferee, the transfer of such Transferee Shares shall nevertheless be deemed a valid transfer under this Section 2.1(b) if such shares are transferred, whether for or without consideration, to such Stockholder or any Eligible Family Transferee within 90 days (or such longer period as the parties hereto other than the Corporation may agree) after the death of the deceased Family Transferee. Pending the transfer of such Transferee Shares during the foregoing 90 day period, and thereafter if such shares are not transferred within such period to such Stockholder or an Eligible Family Transferee, the person to whom such shares were transferred by testamentary bequest or by operation of the laws of descent and distribution shall be deemed to be bound by all the terms and conditions of this Agreement as if such person were an Eligible Family Transferee. The Stockholders or Stockholder (as the case may be) then living


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shall each have the irrevocable option, but not the obligation, for a period of
30 days commencing at the end of the foregoing 90 day period, to purchase, upon written notice: (i) any of such Transferee Shares that have not been transferred within such foregoing period to the Stockholder of whom the decedent was a Family Transferee or an Eligible Family Transferee, and (ii) any of such shares from any Eligible Family Transferee if such Eligible Family Transferee has not agreed in writing, either prior to or within the foregoing 90 day period, to be bound by all of the terms and conditions of this Agreement as a Family Transferee of the Stockholder of whom the decedent was a Family Transferee. If such Stockholders exercise their options, in the aggregate, with respect to a greater number of shares than are subject to such options, the number of shares subject to each Stockholder's notice of exercise shall be deemed to be reduced proportionately; provided, however, that the Stockholder of whom the decedent was a Family Transferee shall be entitled to purchase the full number of shares with respect to which he exercises his option.

              (c) Any purchase of shares of Common Stock pursuant to the exercise of any option provided for in this Section 2.1 shall be for a purchase price per share equal to the average Closing Price (as defined below) of the Common Stock during the 20 consecutive trading day period immediately preceding the date notice of exercise is given by the purchasing Stockholder. The closing of such purchase shall occur in


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accordance with Section 3.1 hereof.  The "Closing Price" of a share of Common
Stock on any date shall be determined as follows: (i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted on the National Market of the National Association of Securities Dealers' Automated Quotation System ("NASDAQ"), the closing price of a share of Common Stock as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading volume in the Common Stock) or through the National Market, as the case may be, on such date; or (ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the closing bid and asked prices as quoted through NASDAQ on such date; or (iii) If the Common Stock is publicly traded but is not listed or quoted as described in clauses (i) or (ii) above, by such other method as the Corporation's Board of Directors determines in good faith to be reasonable and consistent with applicable law; or (iv) If the Common Stock is not publicly traded, such amount as is set by the Corporation's Board of Directors in good faith.

              (d) For purposes of this Agreement, a "Family Transferee" of a Stockholder shall mean: (i) the spouse of such Stockholder, any parent of such Stockholder, any lineal descendant (which shall include an individual adopted before fourteen years of age) of such Stockholder or any spouse of any such lineal descendant; (ii) the estate of a Stockholder, so long


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as each executor of such estate is an individual specified in clause (i); (iii)
any corporation, partnership or limited liability company or other legal entity owned by one or more of the individuals specified in clause (i); or (iv) any trust that is controlled by, and is substantially for the benefit of, individuals specified in clause (i).

              2.2  FIRST REFUSAL RIGHTS.

              (a) Any Stockholder may sell all or part of his shares of Common Stock, and any Family Transferee may sell all or part of such Family Transferee's Transferee Shares, in each case pursuant to a bona fide offer from a third party (including, without limitation, an underwriter in connection with a public offering), by giving notice of the proposed sale to the Stockholder or Stockholders then living (other than, in the case of a proposed sale by a Stockholder, the selling Stockholder), setting forth the name and address of the prospective purchaser, the proposed purchase price per share (which must be payable solely in cash) and the other material terms and conditions of the offer. Each Stockholder who receives such notice shall have the option, exercisable by written notice given to the selling Stockholder or Family Transferee and the remaining Stockholders (if any) within 30 days after receipt of notice of the proposed third party sale, to purchase all, but not less than all, of the shares proposed to be sold for the purchase price set forth in such notice. If more than one Stockholder elects to exercise his option, each electing Stockholder shall be deemed to have


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exercised his option with respect to his pro rata share of the shares of Common
Stock proposed to be sold (either one-half or one-third, as the case may be); provided, however, that in the case of a sale by a Family Transferee, the Stockholder of whom such person is a Family Transferee shall be entitled to purchase up to all the shares proposed to be sold. If none of the then living Stockholders exercises his option, the Selling Stockholder or Family Transferee may, at any time within 60 days after the expiration of such options, sell all, but not less than all, of the shares proposed to be sold to the third party named in the seller's notice, at a price not less than that set forth in such notice and otherwise upon the terms and conditions set forth therein. If such sale is not made within such 60-day period, all of such shares shall again be subject to this Section 2.2. Notwithstanding any other provision contained in this Section 2.2(a), a Stockholder may not sell all or part of his shares of Common Stock pursuant to this Section 2.2(a) unless the prospective purchaser shall have offered, in writing, which offer shall remain open for a period of not less than 10 days, to purchase from the remaining Stockholders and their respective Family Transferees all or part of the Common Stock owned by them for the same price and on the same terms and conditions and with respect to the same proportion of Common Stock owned by them as such prospective purchaser shall have offered to purchase stock from the Stockholders in question.


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              (b)  A Stockholder may sell shares of Common Stock, and a Family
Transferee may sell Transferee Shares, in unsolicited brokers' transactions (as such term is defined in Rule 144 promulgated under the Securities Exchange Act of 1934) on the NASDAQ National Market or on the principal securities exchange on which common stock is then traded, as the case may be, by giving written notice of such proposed sale (including the number of shares to be sold) to the Stockholder or Stockholders then living (other than, in the case of a proposed sale by a Stockholder, the selling Stockholder). Each Stockholder who receives such notice shall have the option, exercisable by written notice to the selling Stockholder or Family Transferee (as the case may be) and the remaining Stockholders, if any, within 30 days of the receipt of notice of the proposed sale, to purchase any or all of the shares proposed to be sold at per share price equal to the average Closing Price of the Common Stock for the 20 consecutive trading days immediately preceding the date on which the acquiring Stockholder gives such written notice of exercise of such option. The closing of any purchase of shares pursuant to the exercise of such option shall be made in accordance with Section 3.1 hereof. If the exercising Stockholders exercise their options for more shares, in the aggregate, than the selling person proposes to sell, the number of shares with respect to which each such Stockholder is deemed to have exercised his option shall be reduced proportionately; provided, however, that in the case of a proposed sale by a Family Transferee, the Stockholder of whom the seller is a Family


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Transferee shall be entitled to purchase the full number of shares with respect to which he exercises his option.

         3.   PURCHASE PRICE; CLOSING; TERMS OF PAYMENT.

              3.1 CLOSING OF PURCHASE. Except as otherwise agreed by the parties thereto, the closing of any purchase and sale of shares under this Agreement shall be held at the principal office of the Corporation on a date and at a time designated by the purchaser or purchasers upon not less than 5 days' written notice to the seller, but in any event not less than 10 days or more than 60 days after the termination of the option exercise period which gave rise to said sale, except that if the purchase is being made as a result of a Stockholder's or Family Transferee's death and any purchaser owned insurance on the life of the decedent, the closing may be delayed until the proceeds of such policy are received. At the closing, the seller shall deliver to the purchaser or purchasers, as the case may be, a certificate or certificates for the shares of Common Stock being sold to such purchaser, duly endorsed for transfer and with all required transfer tax stamps attached, and the purchaser or purchasers, as the case may be, shall deliver a check in the amount of the purchase price payable to such purchaser. If the sale is a result of a Stockholder's or Family Transferee's death, the seller shall also deliver appropriate estate tax waivers. Notwithstanding anything in this Agreement to the contrary, the seller shall not be obligated to consummate the sale of any shares of Common Stock pursuant to Section 2.2(a) unless the sale


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of all of the shares to be purchased pursuant thereto is consummated simultaneously therewith.

              3.2 PAYMENT OF INDEBTEDNESS. If at the date of the closing the seller owes any amount to a purchaser, such purchaser may offset the amount of the indebtedness against the purchase price.

         4. VOTING OF SHARES. So long as all three stockholders are active in the Corporation, each Stockholder shall vote and give consents with respect to all of the shares of Common Stock beneficially owned by him, and each Family Transferee shall vote and give written consents with respect to all Transferee Shares owned by such Family Transferee (collectively, the "Subject Shares"), as a block in accordance with the directions given by any two of the three Stockholders. If at any time there are two, but not three, Stockholders active as officers or directors of the Corporation, such active Stockholders and Family Transferees, with respect to such Stockholders, shall vote and give written consents with respect to all such shares owned by them. All of the Subject Shares shall be voted for the election of (and each Stockholder or Family Transferee serving as a director of the Corporation shall vote in such capacity in favor of the nomination of) each Stockholder as a director of the Corporation as long as such Stockholder or his Family Transferees owns any shares of Common Stock or such Stockholder is active as an employee of the Corporation.


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         5.   MISCELLANEOUS.

              5.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of law, except to the extent otherwise governed by the General Corporation Law of the State of Delaware.

              5.2 REMEDIES. The Stockholders will be irreparably damaged in the event that this Agreement is not specifically enforced. If any dispute arises concerning or relating to this Agreement or any Transfer or voting of shares of Common Stock under this Agreement, an injunction may be issued restraining any transfer or other disposition pending the determination of the controversy, without any bond or other security being required. If any dispute arises concerning or relating to this Agreement or any right or obligation to purchase, sell or vote any shares of Common Stock under this Agreement, such right or obligation shall be enforceable in a court of equity by a decree of specific performance, without any bond or other security being required. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

              5.3 ASSIGNMENT. The rights and obligations of the parties hereto shall not be assignable except as expressly provided herein. The provisions of this Agreement shall be binding upon the Corporation, each Stockholder, each Family


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Transferee and each third party that is required (or deemed hereunder) to be bound hereby.

              5.4 NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered personally or mailed by certified or registered mail, return receipt requested, sent by overnight delivery by a nationally recognized service, or sent by facsimile (with receipt confirmed by the recipient) to the parties at the following addresses (or at such other address as a party may specify by notice to the other parties):

                   Glenn Kaplan
                   232 Sitka Court
                   Woodbury, New York 11797

                   Wayne Kaplan
                   11 Yardley Drive
                   Dix Hills, New York 11746

                   Evan Kaplan
                   7 Chiswell Drive
                   Melville, New York 11747

                   Kapson Senior Quarters Corp.
                   242 Crossways Park West
                   Woodbury, New York 11797

              5.5  COMPLETE AGREEMENT; AMENDMENT.

              (a) This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all existing agreements between them concerning that subject matter, and cannot be amended or terminated orally. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement


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shall remain in effect and if any provision is inapplicable to any party or circumstance, it shall nevertheless remain applicable to all other parties and circumstances, provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision of application thereof held to be invalid, illegal or unenforceable.

              (b) This Agreement may be amended, in compliance with any provision hereof waived, only by a written instrument duly executed by the Corporation and each then living Stockholder who, together with his Family Transferees, beneficially owns at least 20% of the Subject Shares; provided, however, that any amendment of this Agreement shall require the written consent of the Corporation or a Family Transferee if such amendment would materially increase the obligations or liabilities of the Corporation or such Family Transferee hereunder.

              5.6 FURTHER ASSURANCE. Each of the parties to this Agreement shall take all such action as may be necessary to carry out the provisions of this Agreement.

              5.7 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

              5.8 TERMINATION. Unless earlier terminated by the written consent of each then living Stockholder who, together with his Family Transferees, beneficially owns at least 20% of the aggregate shares of Common Stock then subject to this


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Agreement, this Agreement shall terminate upon the death of the last living
Stockholder.

         IN WITNESS WHEREOF, the undersigned have executed this Stockholders Agreement as of the date first set forth above.

                              ---------------------------------------
                             Glenn Kaplan

                              ---------------------------------------
                             Wayne Kaplan

                              ---------------------------------------
                             Evan Kaplan

                             KAPSON SENIOR QUARTERS CORP.

                             By:------------------------------------
                             Name:
                             Title: